Exhibit 99.1

GRUBHUB REPORTS RECORD second QUARTER RESULTS

Announces acquisition of LevelUp to accelerate technology integrations and provide the most comprehensive ordering and fulfillment solution

CHICAGO, July 25, 2018 – Grubhub Inc. (NYSE: GRUB), the nation’s leading online and mobile food-ordering and delivery marketplace, today announced financial results for the second quarter ended June 30, 2018. For the second quarter, the Company posted revenues of $240 million, which is a 51% year-over-year increase from $159 million in the second quarter of 2017. Gross Food Sales grew 39% year-over-year to $1.2 billion, up from $880 million in the year ago period. Grubhub today also announced it entered into an agreement to acquire Boston-based LevelUp, the leader in mobile diner engagement and payment solutions for national and regional restaurant brands.

“We had a standout quarter, highlighted by a record number of new diners trying Grubhub for the first time. We generated robust order growth, while continuing our rapid delivery expansion and adding thousands of high quality new restaurant partners,” said Matt Maloney, Grubhub’s founder and chief executive officer. “We’re also thrilled to announce the LevelUp acquisition. LevelUp’s leading restaurant-facing technology and the team they have built in Boston will help Grubhub provide the most comprehensive solution for restaurants, powering everything from online demand generation to fulfillment for restaurants.”

Second Quarter 2018 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended June 30, 2018, as compared to the same period in 2017.

Second Quarter Financial Highlights

•	Revenues: $239.7 million, a 51% year-over-year increase from $158.8 million in the second quarter of 2017.
•	Net Income: $30.1 million, or $0.33 per diluted share, a 104% year-over-year increase from $14.8 million, or $0.17 per diluted share, in the second quarter of 2017.
•	Non-GAAP Adjusted EBITDA: $67.4 million, a 61% year-over-year increase from $41.9 million in the second quarter of 2017.
•	Non-GAAP Net Income: $46.3 million, or $0.50 per diluted share, a 99% year-over-year increase from $23.2 million, or $0.26 per diluted share, in the second quarter of 2017.

Second Quarter Key Business Metrics Highlights

•	Active Diners were 15.6 million, a 70% year-over-year increase from 9.2 million Active Diners in the second quarter of 2017.
•	Daily Average Grubs (DAGs) were 423,200, a 35% year-over-year increase from 313,900 DAGs in the second quarter of 2017.
•	Gross Food Sales were $1.2 billion, a 39% year-over-year increase from $880 million in the second quarter of 2017.

LevelUp Acquisition

LevelUp’s world-class technology and team will simplify Grubhub’s integrations with the nation’s top restaurant brands, provide more channels to attract and engage diners, and position us to dramatically accelerate product development for valuable restaurant-facing tools.

With the addition of LevelUp, Grubhub will offer national and independent restaurants the industry’s most comprehensive solution to drive online delivery and pickup orders, from demand generation through fulfillment. In addition to making it easier for restaurants like KFC, Taco Bell, Bareburger, and Roti to integrate with the Grubhub marketplace, LevelUp accelerates Grubhub’s existing point-of-sale (POS) integration capabilities and provides restaurants with powerful CRM and analytical tools to help them drive more diners to their platform and increase volume from existing diners.

“For the last seven years, the LevelUp team has worked to provide our restaurant partners with a complete solution to engage customers in this rapidly evolving digital landscape,” said Seth Priebatsch, LevelUp’s founder and chief executive officer. “By becoming a part of Grubhub, we take our biggest and most exciting step in achieving that mission. Together, we will provide restaurants with everything they need to grow profitably as more and more diners opt for the convenience, transparency and control of ordering online."

Grubhub has entered into a definitive agreement to acquire LevelUp for $390 million in cash, subject to standard closing conditions, including the expiration of U.S. antitrust waiting periods. The transaction is expected to be funded through cash on hand and Grubhub’s existing credit facility.

Foley Hoag is serving as legal counsel to LevelUp in connection with the acquisition and Kirkland & Ellis LLP is serving as legal counsel to Grubhub.

Third Quarter and Full Year 2018 Guidance

Based on information available as of July 25, 2018, the Company is providing the following financial guidance for the third quarter and full year of 2018. This guidance excludes any impact from the potential acquisition of LevelUp, which has not yet closed and is subject to standard closing conditions:

	Third Quarter 2018	Full Year 2018
(in millions)
Expected Revenue range	$232 - $240	$966 - $983
Expected Adjusted EBITDA range	$58 - $64	$256 - $270

Second Quarter 2018 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the second quarter 2018 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until August 8, 2018.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the largest and most comprehensive network of restaurant partners, as well as the largest diner base. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub strives to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 85,000 restaurant partners in over 1,600 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, Eat24, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub following the acquisition of Eat24 and its commercial agreements with Yelp and Yum! Brands. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2018, which is on file with the SEC and is available on the Investor Relations section of our website at http://investors.grubhub.com. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2018, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, interest income and expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$239,741	$158,794	$472,311	$314,928
Costs and expenses:
Operations and support	102,445	62,924	198,728	122,443
Sales and marketing	46,231	34,770	94,987	70,208
Technology (exclusive of amortization)	18,717	14,076	36,048	27,268
General and administrative	18,180	14,829	35,877	28,010
Depreciation and amortization	19,849	10,414	40,800	20,454
Total costs and expenses	205,422	137,013	406,440	268,383
Income from operations	34,319	21,781	65,871	46,545
Interest (income) expense - net	8	(314)	1,030	(535)
Income before provision for income taxes	34,311	22,095	64,841	47,080
Income tax expense	4,191	7,341	3,955	14,611
Net income attributable to common stockholders	$30,120	$14,754	$60,886	$32,469
Net income per share attributable to common stockholders:
Basic	$0.34	$0.17	$0.69	$0.38
Diluted	$0.33	$0.17	$0.67	$0.37
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	89,503	86,162	88,294	86,018
Diluted	92,503	87,700	91,297	87,410

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Active Diners (000s)	15,581	9,177	15,581	9,177
Daily Average Grubs	423,200	313,900	430,000	319,200
Gross Food Sales (millions)	$1,220.4	$879.7	$2,465.4	$1,777.8

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$442,678	$234,090
Short-term investments	38,969	23,605
Accounts receivable, less allowances for doubtful accounts	98,254	95,970
Prepaid expenses and other current assets	12,120	6,818
Total current assets	592,021	360,483
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	89,208	71,384
OTHER ASSETS:
Other assets	9,177	6,487
Goodwill	589,862	589,862
Acquired intangible assets, net of amortization	494,484	515,553
Total other assets	1,093,523	1,111,902
TOTAL ASSETS	$1,774,752	$1,543,769
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$110,011	$119,922
Accounts payable	8,829	7,607
Accrued payroll	11,223	13,186
Taxes payable	1,203	3,109
Short-term debt	5,469	3,906
Other accruals	35,782	26,818
Total current liabilities	172,517	174,548
LONG-TERM LIABILITIES:
Deferred taxes, non-current	70,983	74,292
Other accruals	18,246	7,468
Long-term debt	116,598	169,645
Total long-term liabilities	205,827	251,405
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,528)	(1,228)
Additional paid-in capital	1,066,167	849,043
Retained earnings	331,760	269,992
Total Stockholders’ Equity	$1,396,408	$1,117,816
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,774,752	$1,543,769

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$60,886	$32,469
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	10,526	5,092
Provision for doubtful accounts	301	148
Deferred taxes	(3,308)	(6,780)
Amortization of intangible assets	30,274	15,362
Stock-based compensation	22,170	15,438
Deferred rent	2,877	43
Amortization of deferred loan costs	460	240
Other	(596)	(554)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	5,770	784
Prepaid expenses and other assets	(8,446)	3,323
Restaurant food liability	(9,870)	(1,690)
Accounts payable	(107)	(978)
Accrued payroll	(1,961)	396
Other accruals	7,041	4,365
Net cash provided by operating activities	116,017	67,658
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(44,271)	(110,108)
Proceeds from maturity of investments	29,116	114,303
Capitalized website and development costs	(13,145)	(9,576)
Purchases of property and equipment	(19,266)	(7,291)
Acquisitions of businesses, net of cash acquired	737	—
Acquisition of other intangible assets	—	(5,000)
Other cash flows from investing activities	24	492
Net cash used in investing activities	(46,805)	(17,180)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	200,000	—
Repayments of borrowings under the credit facility	(51,562)	—
Proceeds from exercise of stock options	9,958	8,308
Taxes paid related to net settlement of stock-based compensation awards	(18,717)	(5,523)
Net cash provided by financing activities	139,679	2,785
Net change in cash, cash equivalents, and restricted cash	208,891	53,263
Effect of exchange rates on cash, cash equivalents and restricted cash	(318)	413
Cash, cash equivalents, and restricted cash at beginning of year	238,239	242,214
Cash, cash equivalents, and restricted cash at end of the period	$446,812	$295,890
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$7,426	$13,805

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$30,120	$14,754	$60,886	$32,469
Income taxes	4,191	7,341	3,955	14,611
Interest (income) expense - net	8	(314)	1,030	(535)
Depreciation and amortization	19,849	10,414	40,800	20,454
EBITDA	54,168	32,195	106,671	66,999
Acquisition, restructuring and legal costs	1,312	1,495	2,641	1,904
Stock-based compensation	11,939	8,195	22,170	15,438
Adjusted EBITDA	$67,419	$41,885	$131,482	$84,341

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$30,120	$14,754	$60,886	$32,469
Stock-based compensation	11,939	8,195	22,170	15,438
Amortization of acquired intangible assets	9,527	5,100	21,070	10,373
Acquisition, restructuring and legal costs	1,312	1,495	2,641	1,904
Income tax adjustments	(6,628)	(6,315)	(13,305)	(11,834)
Non-GAAP net income	$46,270	$23,229	$93,462	$48,350
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	92,503	87,700	91,297	87,410
Non-GAAP net income per diluted share attributable to common stockholders	$0.50	$0.26	$1.02	$0.55

	Guidance
	Three Months Ended September 30, 2018		Year Ended December 31, 2018
	Low	High	Low	High
	(in millions)
Net income	$18.5	$22.8	$103.3	$113.4
Income taxes	7.3	9.0	20.6	24.5
Interest expense ̶ net	(0.3)	(0.3)	0.5	0.5
Depreciation and amortization	20.0	20.0	81.0	81.0
EBITDA	45.5	51.5	205.4	219.4
Acquisition and restructuring costs	—	—	2.6	2.6
Stock-based compensation	12.5	12.5	48.0	48.0
Adjusted EBITDA	$58.0	$64.0	$256.0	$270.0